Exhibit 99.1

PaxMedica Secures Immediate Exercise of Warrants

TARRYTOWN, NY / ACCESSWIRE / September 3, 2024 / PaxMedica, Inc. (OTC PINK:PXMD), a clinical-stage biopharmaceutical company dedicated to advancing treatments for neurological disorders, today announced the entry into definitive agreements for the immediate exercise of certain outstanding warrants to purchase up to an aggregate of 4,423,080 shares of common stock of the originally issued in November 2023, having an exercise price of 1.30 per share, at a reduced exercise price of $0.20 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-1 (No. 333-275416). The offering is expected to close on or about September 4, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered warrants to purchase up to 8,846,160 shares of common stock. The new warrants will have an exercise price of $0.20 per share, will be immediately exercisable upon issuance and will have a term of five years from the issuance date.

The gross proceeds to the Company from the exercise of the warrants are expected to be $884,616, prior to deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds from the offering for the continuing development of PAX-101, working capital, and general corporate purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About PaxMedica

PaxMedica, Inc. is a forward-looking clinical-stage biopharmaceutical firm specializing in cutting-edge anti-purinergic drug therapies (APT) aimed at addressing a range of challenging neurologic disorders. Our comprehensive portfolio encompasses a spectrum of conditions, including neurodevelopmental disorders such as Autism Spectrum Disorder (ASD), as well as other critical areas within the neurology field. Additionally, we intend to provide the rest of the world with an additional, reliable source of suramin, the accepted standard of care for Stage 1, Trypanosoma Brucei Rhodesiense.

We are dedicated to the continuous development and evaluation of our pioneering program, PAX-101, an intravenous suramin formulation that lies at the heart of our efforts, particularly focused on innovative ASD treatment solutions. Our ongoing research initiatives not only prioritize the needs of ASD patients, but also extend to exploring potential therapeutic applications for related conditions. To learn more about our transformative work, please visit www.paxmedica.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect our current view about future events. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. These forward-looking statements include the completion of the offering, the satisfaction of customary closing conditions related to the offering, the expected gross proceeds from the offering, the intended use of proceeds from the offering, our anticipated clinical program, the timing and success of our anticipated data announcements, pre-clinical and clinical trials and regulatory filings, and distribution and demand for our product candidates. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of the Company’s product development and clinical trials, risk of insufficient capital resources, cash funding and cash burn, regulatory approvals and risks associated with intellectual property and infringement claims. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s “Risk Factors” section and other sections in its most recent Annual Report on Form 10-K, and subsequent quarterly and other filings with the U.S. Securities and Exchange Commission.

Contacts

PaxMedica, Inc.

303 S Broadway, Suite 125

Tarrytown, NY 10591

www.paxmedica.com

Media Contact

media@paxmedica.com

Investor Contact

Scott McGowan

InvestorBrandNetwork (IBN)

Phone: 310.299.1717

ir@paxmedica.com

www.paxmedica.com/investors